EX-33.2
(logo) WELLS FARGO


Wells Fargo Bank, N.A.
Home Mortgage Division
1 Home Campus
Des Moines, IA 50328-0001


Wells Fargo Bank, N.A.

2008 Certification Regarding Compliance with Applicable Servicing Criteria

1. Wells Fargo Bank, N.A. (the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2008 (the "Reporting Period"), as set forth in Exhibit A hereto. The transactions covered by this report include transactions for which the Servicer's Wells Fargo Home Mortgage division acted as the primary servicer of residential mortgage loans, other than the servicing of such loans for Freddie Mac, Fannie Mae, Ginnie Mae, state and local government bond programs, or a Federal Home Loan Bank (but including the servicing of loans for FHLB Shared Funding securitizations)(the "Platform");

2. The Servicer has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities for the Reporting Period, and the Servicer has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Exhibit A hereto;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008, and for the Reporting Period with respect to the Platform taken as a whole;

6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2008, or for the Reporting Period with respect to the Platform taken as a whole;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2008, or for the Reporting Period with respect to the Platform taken as a whole; and

8. KPMG LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria for the Reporting Period, which attestation report is included on Exhibit B attached hereto.


February 27, 2009

WELLS FARGO BANK, N.A.

By: /s/ Mary C. Coffin
Mary C. Coffin
Executive Vice President


(page)


EXHIBIT A
to
Wells Fargo Bank, N.A.'s
2008 Certification Regarding Compliance With Applicable Servicing Criteria

                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                  Performed        Performed by     NOT
                                                                                  by               subservicer(s)   performed by
                                                                                  Vendor(s)        or vendor(s)     Servicer
                                                                                  for which        for which        or by
                                                                    Performed     Servicer         Servicer is      subservicer(s)
                                                                    Directly      is the           NOT the          or vendor(s)
                                                                    by            Responsible      Responsible      retained by
Reference                             Criteria                      Servicer      Party            Party            Servicer


                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted            X
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities              X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                               X
                  agreements to maintain a back-up servicer
                  for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                    X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited          X^1           X^2
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on           X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                   X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                      X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at           X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1)
                  of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as             X^3           X^4
                  to prevent unauthorized access.


(page)


                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                  Performed        Performed by     NOT
                                                                                  by               subservicer(s)   performed by
                                                                                  Vendor(s)        or vendor(s)     Servicer
                                                                                  for which        for which        or by
                                                                    Performed     Servicer         Servicer is      subservicer(s)
                                                                    Directly      is the           NOT the          or vendor(s)
                                                                    by            Responsible      Responsible      retained by
Reference                             Criteria                      Servicer      Party            Party            Servicer


1122(d)(2)(vii)   Reconciliations are prepared on a                 X
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those             X
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the terms
                  specified in the transaction agreements;
                  (C) are filed with the Commission as
                  required by its rules and regulations;
                  and (D) agree with the investors' or the
                  trustee's records as to the total unpaid
                  principal balance and number of mortgage
                  loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated            X
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are             X
                  posted within two business days to the
                  Servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the             X
                  investor reports agree with cancelled
                  checks, or other form of payment, or
                  custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans          X
                  is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are           X
                  safeguarded as required by the
                  transaction agreements.

1122(d)(4)(iii)   Any additions, removals or                        X
                  substitutions to the asset pool are made,
                  reviewed and approved in accordance with
                  any conditions or requirements in the
                  transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any         X^5           X^6
                  payoffs, made in accordance with the related
                  mortgage loan documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the              X
                  mortgage loans agree with the Servicer's
                  records with respect to an obligor's
                  unpaid principal balance.


(page)


                                                                                                              INAPPLICABLE
                                                                        APPLICABLE                            SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                                  Performed        Performed by     NOT
                                                                                  by               subservicer(s)   performed by
                                                                                  Vendor(s)        or vendor(s)     Servicer
                                                                                  for which        for which        or by
                                                                    Performed     Servicer         Servicer is      subservicer(s)
                                                                    Directly      is the           NOT the          or vendor(s)
                                                                    by            Responsible      Responsible      retained by
Reference                             Criteria                      Servicer      Party            Party            Servicer


1122(d)(4)(vi)    Changes with respect to the terms or              X
                  status of an obligor's mortgage loans (e.g.,
                  loan modifications or re-agings) are
                  made, reviewed and approved by authorized
                  personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions               X
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts            X
                  are maintained during the period a mortgage
                  loan is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent mortgage loans including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates            X
                  of return for mortgage loans with variable
                  rates are computed based on the related
                  mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for             X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's mortgage loan documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is
                  paid, or credited, to obligors in
                  accordance with applicable mortgage loan
                  documents and state laws; and (C) such
                  funds are returned to the obligor within
                  30 calendar days of full repayment of the
                  related mortgage loans, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor             X^7           X^8
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the Servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in                     X
                  connection with any payment to be made on
                  behalf of an obligor are paid from the
                  Servicer's funds and not charged to the
                  obligor, unless the late payment was due
                  to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                X^9           X^10
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the Servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                    X
                  uncollectible accounts are recognized and
                  recorded in accordance with the
                  transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other                                                                 X
                  support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.


1 A portion of this servicing criteria is performed by a vendor, as set forth in footnote 2 below.
2 A lockbox vendor receives payments, creates transaction files, deposits checks, reconciles files to deposits and transmits the transaction files to Wells Fargo.
3 A portion of this servicing criteria is performed by vendors, as set forth in footnote 4 below.
4  Insurance vendors prepare and safeguard checks on behalf of Wells Fargo.
5 A portion of this servicing criteria is performed by a vendor, as set forth in footnote 6 below.
6 A lockbox vendor receives payments, creates transactions files, deposits checks, reconciles files to deposit and transmits the transaction files to Wells Fargo.
7 A portion of this servicing criteria is performed by vendors, as set forth in footnote 8 below.
8 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.
9 A portion of this servicing criteria is performed by one or more vendors, as set forth in footnote 10 below.
10 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.




EXHIBIT B
to
Wells Fargo Bank, N.A.'s
2008 Certification Regarding Compliance With Applicable Servicing Criteria

Report of Independent Registered Public Accounting Firm


(logo) KPMG


KPMG LLP
2500 Ruan Center
666 Grand Avenue
Des Moines, IA 50309


Report of Independent Registered Public Accounting Firm

The Board of Directors
Wells Fargo Bank, N.A.:


We have examined management's assessment, included in the accompanying 2008 Certification Regarding Compliance with Applicable Servicing Criteria, that Wells Fargo Bank, N.A. (the Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for its primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage division, other than the servicing of such loans for Freddie Mac, Fannie Mae, Ginnie Mae, state and local bond programs, or a Federal Home Loan Bank (but including the servicing of loans for FHLB Shared Funding securitizations)(the Platform), except for servicing criteria 1122(d)(1)(iii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2008. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assessment about the Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

As described in the accompanying 2008 Certification Regarding Compliance with Applicable Servicing Criteria, for servicing criteria 1122(d)(2)(i), 1122(d)(2)
(vi), 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xiii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and


(page)


related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.

In our opinion, management's assessment that the Company complied with the aforementioned servicing criteria, including servicing criteria 1122(d)(2)(i), 1122(d)(2)(vi), 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xiii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2008 is fairly stated, in all material respects.


/s/ KPMG LLP


Des Moines, Iowa
February 27, 2009


KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.